Exhibit 99.8

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Equity Compensation Plan

See Item 5. for our equity compensation plan information.

Common Stock Ownership of Principal Stockholders

The following table provides you with information, as of March 3, 2006, regarding beneficial ownership of our common stock of each stockholder that we know to be the beneficial owner of more than 5% of our outstanding common stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, all information set forth in the following table is based on the information filed by such stockholder with the Securities and Exchange Commission and the shares are held with sole voting and investment power. As of March 3, 2006, we had 30,375,241 shares of common stock outstanding.

		Percent
		of
Name and Address of Beneficial Owner	No. of Shares	Class

Falcon Mezzanine Investments, LLC(1)	3,200,575	10.5%
21 Custom House Street, 10th Floor
Boston, MA 02110
Elliott Associates, L.P.(2)	6,060,887	20.0%
712 Fifth Avenue, 36th Floor
New York, NY 10019
Elliott International, L.P.(3)	3,945,232	13.0%
712 Fifth Avenue, 36th Floor
New York, NY 10019
Highland Crusader Offshore Partners, L.P.(4)	2,243,327	7.4%
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Lloyd I. Miller, III(5)	5,352,877	17.6%
4550 Gordon Drive
Naples, FL 34102
Bryant R. Riley(6)	2,612,608	8.6%
11100 Santa Monica Blvd.
Suite 800
Los Angeles, CA 90025
Trafelet & Company, LLC(7)	1,718,520	5.7%
900 Third Avenue, 5th Floor
New York, NY 10022

(1)	In its Schedule 13D/A filed December 21, 2005, Falcon Mezzanine Investments, LLC reported it has shared voting and dispositive power with respect to all reported shares with Falcon Mezzanine Partners, LP, of which Falcon Mezzanine Investments, LLC is the general partner, and Falcon Investment Advisors, LLC, which manages Falcon Mezzanine Partners, L.P. Falcon Mezzanine Investments, LLC is a wholly-owned subsidiary of Falcon Partners Holdings, LLC, which is controlled by Mr. Sandeep D. Alva.

(2)	In its Form 4 filed December 30, 2005, Elliott Associates, L.P. reported direct ownership of 2,372,438 shares and indirect ownership of 3,688,450 shares through its wholly owned subsidiary, Manchester Securities Corp. On March 9, 2006, Manchester Securities Corp. transferred their shares of common stock to Elliott Associates, L.P. Paul E. Singer and an entity controlled by him are the general partners of Elliott Associates, L.P.

(3)	In its Form 4 filed December 14, 2005, Elliott International, L.P. reported direct ownership of 3,945,232 shares. The general partner of Elliott International, L.P. is an entity controlled by Paul E. Singer.

(4)	In its Schedule 13D/A filed January 17, 2006, Highland Crusader Offshore Partners, L.P. reported it has shared and dispositive power with respect to all reported shares with Highland Capital Management, L.P., the general partner of

Highland Crusader Offshore Partners, L.P. and Strand Advisors, Inc., which is the general partner of Highland Capital Management, L.P., and is owned by James Dondero, the President and Director of Strand Advisors, Inc.

(5)	Based on information provided from his Schedule 13G/A filed February 13, 2006, Lloyd I. Miller, III reported that he has: (i) sole voting and dispositive power with respect to 3,138,488 of these shares as an individual, a manager of a limited liability company that is the general partner of certain limited partnerships, the trustee to certain generation skipping trusts and the custodian to an account set up under the Florida Uniform Gifts to Minors Act; and (ii) shared voting and dispositive power with respect to 2,214,389 of these shares as an investment advisor to the trustee of certain family trusts and as an authorized person with respect to a certain family custody account.

(6)	In his Schedule 13D/A filed December 21, 2005, Bryant R. Riley reported that he has shared voting and dispositive power with respect to 2,612,608 shares; SACC Partners, LP reported that it has shared voting and dispositive power with respect to 2,340,925 of these shares with Riley Investment Management LLC, which has sole voting and investment power over SACC’s security holdings and of which Bryant Riley is the sole manager; B. Riley & Co., Inc. has shared voting and dispositive power with respect to 216,767 of these shares with Bryant Riley who has sole voting and investment power over B. Riley & Co., Inc.’s security holdings; B. Riley & Co. Retirement Trust has shared voting and dispositive power with respect to 31,919 of these shares with Bryant Riley, who has sole voting and investment power over B. Riley & Co. Retirement Trust’s security holdings; Bryant and Carleen Riley have shared voting and dispositive power with respect to 22,998 of these shares which are held in their joint account; and Richard Riley has sole voting and dispositive power with respect to 20,323 of these shares.

(7)	In its Schedule 13G filed January 24, 2006, Trafelet & Company, LLC, reported that it has shared voting and dispositive power with respect to all reported shares with Remy W. Trafelet, the managing member of Trafelet & Company, LLC.

Common Stock Ownership of Management

The following table provides you with information, as of March 3, 2006, regarding beneficial ownership of our common stock by each of our directors and executive officers and all of our directors and executive officers as a group. All information set forth in the following table is based on the most recent information filed by such officer or director with the Securities and Exchange Commission. Unless otherwise indicated, all shares are held with sole voting and investment power.

		No. of Shares
		Acquirable
		through
	No. of	Stock	Percent of
Name of Beneficial Owner(1)	Shares(2)	Options	Class

David W. Sharp	234,483	6,720	*
George G. Reuter	234,083	2,100	*
William B. Gibbens, III	234,203	3,520	*
Ronald D. Mogel	—	1,200	*
John T. Mills	2,200	800	*
Charles O. Buckner	—	800	*
Ken R. LeSuer	400	1,000	*
Raymond L. Steele	—	400	*
All executive officers and directors as a group (8 persons)	705,369	16,540	2.4%

*	Less than 1%.

(1)	The address for the directors and executive officers is 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

(2)	Excludes shares subject to options that will be exercisable within 60 days of March 3, 2006, which shares are set forth separately in the next column.

Trading in our common stock is in the over the counter market, primarily through listings on the OTC Bulletin Board under the symbol “HOFF.OB,” but our common stock is not currently listed or quoted on any recognized national or regional securities exchange or market.